PROMISE AGREEMENT FOR THE TRANSFER OF A PRO-UNDIVIDED
PORTION OF THE OWNERSHIP OF MINING AND EXPLORATION
CONCESSIONS

entered into by:

Loreto Careaga Galaz Widow Rascón (hereinafter, “the Careaga
Concessionaire”),

Rosa María Burgos Robles (hereinafter, “the Burgos Concessionaire”), with the consent of her spouse, José Quirós Soto (hereinafter, “the Quirós
Spouse”), and

     José Quirós Soto (hereinafter, “the Quirós Concessionaire”), with the consent of his spouse, Rosa María Burgos Robles (hereinafter “the Burgos
Spouse”),

(hereinafter, all of them also referred to as “the Concessionaires” when referred to them collectively),

on one hand, and

Hemis Gold S.A. de C.V. (hereinafter "Hemis”),
represented by Eduardo Robles Elías,

on the other hand,

pursuant to the following recitals and clauses:

RECITALS
UNDER OATH OF TELLING THE TRUTH

I.      By the Careaga and Burgos Concessionaires:

Each of them is the owner of a 50% (fifty percent) pro-undivided aliquot portion of the mining concession described below: Exploitation mining concession for the “El Tigre” Lot, with an area of 30 (thirty) hectares, located in the Municipality of Sahuaripa, Sonora, pursuant to title number 190,854 (one hundred ninety thousand eight hundred fifty four), registered under number 254 (two hundred fifty four), page 64 (sixty four), volume 262 (two hundred sixty two), of the General Book of Mining Concessions of the Public Mining Registry.

Agreement entered into by Loreto Careaga Galaz Widow Rascón,
Rosa María Burgos Robles and José Quirós Soto, on one hand, and
Hemis Gold S.A. de C.V., on the other hand
December 31, 2005

II.     By the Careaga Concessionaire:

(A)

By succession, the Careaga Concessionaire acquired a 50% (fifty percent) pro-undivided aliquot portion of the ownership of the concession described in the foregoing subsection (hereinafter, referred to as the “El Tigre Concession”) which corresponded to her late husband Francisco Rascón García, due to the marital community system which existed between them, as is evidenced in (i) the minutes of the meeting of heirs held on September 9 (nine), 1985 (one thousand nine hundred eighty five) in the record of the proceedings for settling the estate of an intestate regarding the properties owned by Francisco Rascón García, filed before the Judge of First Instance of Family Matters of Hermosillo, Sonora, under file number 1,408/85 (one thousand four hundred eight slash eighty five), and (ii) by ruling dated October 18 (eighteen), 1999 (one thousand nine hundred ninety nine), pronounced by the Second Judge of First Instance of Family Matters of Hermosillo, Sonora, in file number 1,357/99 (one thousand three hundred fifty seven slash ninety nine), through which the Careaga Concessionaire of reference was acknowledged to be the sole and universal heir of the ownership of said 50% (fifty percent) pro-undivided aliquot portion of the El Tigre Concession.

(B)

The ownership of the remaining 50% (fifty percent) pro-undivided aliquot portion of the El Tigre Concession was acquired by the Careaga Concessionaire as property held in community by husband and wife, which she held together with her deceased spouse, Francisco Rascón García, pursuant to article 366 of the Civil Code for the State of Sonora and article 819 subsection III of the Code of Civil Procedures for the State of Sonora, and, therefore, said property was not deferred by intestate succession to the properties of her deceased spouse. The pertaining portions of the articles of reference state as follows:

366. The division into halves of property held in community by husband and wife ... shall take place notwithstanding the amount contributed by each of them to the marriage or acquired during it,…

819. The executor …shall formulate the project for the division and partition of the properties, pursuant to the following rules: ….

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III. In any case, when making the division, the properties corresponding to the surviving spouse shall be separated pursuant to the provisions that regulate the community property system; ….

(C)

Assigned the aliquot portion referred to in the foregoing subsection, to the Burgos Concessionaire, that is, the portion she acquired by simple dissolution of the community system established with her deceased spouse was not assigned by intestate succession, thus, resulting the co-ownership or joint ownership which they presently have in equal portions over the El Tigre Concession.

III.    By the Burgos Concessionaire:

(A)

She acquired her 50% (fifty percent) pro-undivided aliquot portion of the ownership of the El Tigre Concession, which the Careaga Concessionaire acquired as property held in community by husband and wife, due to the legal partnership the latter had with her deceased spouse, not by intestate or any other type of succession, by means of

1.

An agreement for the onerous assignment of personal mining rights entered into by both parties through public instrument number 6,458 (six thousand four hundred fifty eight), volume 134 (one hundred thirty four), executed before and certified by Gilberto Valenzuela Duarte, notary public number 36 (thirty six), commissioned in Hermosillo, Sonora, on December 9 (nine), 1999 (one thousand nine hundred ninety nine), a certified copy of which is added hereto as attachment “A”, and which is in the process of being recorded at the Public Mining Registry; and

2.

An agreement for the clarification and modification of the Agreement for the onerous assignment of personal mining rights entered into by both parties, through document number 2,423 (two thousand four hundred twenty three), executed before and certified by Salomón Griego García, notary public number 1 (one) for commercial and administrative matters, on December 31 (thirty first), 2005 (two thousand and five), a certified copy of which is added hereto as attachment “B”, and which is in the process of being recorded at the Public Mining Registry.

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Through the clarification and modification agreement referred to in the foregoing, it was clarified that by means of the Agreement for the onerous assignment of personal mining rights referred to in numeral 1 (one) of this subsection (A) the Careaga Concessionaire did not transfer to the Burgos Concessionaire, the ownership of 50% (fifty percent) of the pro-undivided aliquot portion of the El Tigre Concession the former inherited from her deceased spouse, Francisco Rascón García, but rather the ownership of 50% (fifty percent) of the pro-undivided aliquot portion of the El Tigre Concession which the former acquired as property held in community by husband and wife due the community property she held together with her late husband and consequently, the assignment of said 50% (fifty percent) of the pro-undivided aliquot portion, did not require any judicial or any other type of authorization.

IV.     By the Quirós Concessionaire:

That he is the exclusive owner of the exploration mining concession for the “Porvenir” Lot (hereinafter, “the Porvenir Concession”), with an area of 83.8328 (eighty three hectares, eighty three ares, and twenty eight centiares), located in the Municipality of Sahuaripa, Sonora, pursuant to title number 222,237 (two hundred twenty two thousand, two hundred thirty seven), recorded under document numbero177 (one hundred seventy seven), on page 89 (eighty nine), volume 343 (three hundred forty three), of the General Book of Mining Concessions of the Public Mining Registry.

The “El Tigre” and the “Porvenir” lots shall hereinafter be referred to as “the Lots” whenever they are referred to collectively.

V.      By the Concessionaires:

(A)

The El Tigre and the Porvenir Concessions (hereinafter referred to as “the Lots” whenever the reference is collective) and the rights resulting thereof and the Lots, are free and clear and exempt from attachments, limitations of ownership, mortgages, pledges, seizures, impoundments, preventive notations, notations regarding the properties being subject to litigation, promises, options, royalties, lawsuits, claims, judicial proceedings, administrative cancellation proceedings, annulment or without justification, and in general, free and clear of any other liens or encumbrances (all of these conditions

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hereinafter shall be referred to generically as “Liens” in singular, or in plural, depending on the context).

(B)

That they are current in the compliance of the obligations set forth by the Mining Law and its Regulation in relation to the Concessions, especially as regards the submittal of reports to prove mining works and activities performed in the Lots and the payment of mining rights.

(C)

That they have agreed to grant to Hemis, exclusive exploration rights for the Lots and the exclusive promise to transfer the ownership over a certain pro-undivided aliquot portion of the Concessions, pursuant to the clauses set forth herein further below.

VI.      By Hemis:

(A)

It is a Mexican stock corporation lawfully organized through document number 2,378 (two thousand three hundred seventy eight), book number one of business corporations, executed before and certified by Salomón Griego García, notary public number 1 (one) for commercial and administrative matters commissioned in the State of Sonora, on May 5 (five), 2005 (two thousand and five), filed under folio number 34198-7 (thirty four thousand one hundred ninety eight, dash seven), in the Registrad (Niger) Management System of the Commerce Section of the Public Registry of Commerce of Hermosillo, Sonora, on May 12 (twelve), 2005 (two thousand and five) and under number 252 (two hundred fifty two), page 126 (one hundred twenty six) back side of volume XXXVIII (thirty eight), of the Book of Mining Corporations of the Public Mining Registry, on June 10 (ten), 2005 (two thousand and five).

(B)

Its corporate purpose comprises, among other things, the exploration and exploitation of ores, pursuant to the terms of the laws in force, as well as the execution of all juridical acts related to the aforementioned activities and that it has the legal and financial capacity to enter into this agreement.

(C)

That it has agreed to acquire from the Concessionaires, the exclusive exploration rights for the Lots and the exclusive promise for the transfer of the ownership of a certain pro-undivided aliquot portion of the Concessions, pursuant to the clauses set forth herein further below.

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VII.    By the Concessionaires and the Quirós and Burgos Spouses.

A)

The Quirós and Burgos Spouses appear to the execution hereof, in order to grant their unconditional and irrevocable consent to the Burgos and Quirós Concessionaires, respectively, to sign and deliver it and to be bound by its terms.

B)

They acknowledge Hemis’ legal existence, as well as the sufficient capacity of the party entering into this agreement in its representation, since they have had before them the documents providing this fact and their legal counsels have inspected said documents.

VIII.   By Hemis, the Concessionaires and the Quirós and Burgos Spouses:

(A)	There is no fraud, bad faith, violence, illegality, lesion, error, reverential fear, disability, nor any other defect that may affect the will or the knowledge of the contracting parties.

(B)

Their respective statements under oath of telling the truth and the assurances that each of the parties has provided with respect to the truthfulness and exactness thereof, have induced them to provide their contractual consent and said contractual consent would not have been provided if not for said assurances.

Due to that which has been stated and their respective interests and purposes, the Concessionaires, the Quirós and Burgos Spouses, and Hemis enter into this Promise agreement for the transfer of a pro-undivided aliquot portion of the ownership of mining and exploration concessions and commit pursuant to the following:

CLAUSES

FIRST. PRIOR STAGE.

During the first 80 (eighty) calendar days as of the calendar day following the day on which the Concessionaires (and the Quirós and Burgos Spouses) ratify and acknowledge this agreement before a notary public (in this agreement referred to as “the Date of Execution”), Hemis shall perform in said Lots, all those exploration, geology and all other type of activities and works deemed necessary or convenient to preliminarily determine the economic-mining feasibility of the Lots. The 80 (eighty) calendar day term set forth in this

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paragraph may be extended for an equal period, provided the Concessionaires state their agreement, by granting their consent in writing.

The Concessionaires commit to deliver to Hemis, all those certifications and certificates of legal effect and compliance of obligations referred to the Concessions within the initial 80 (eighty) calendar day term set forth in the foregoing paragraph (hereinafter, “the Prior Stage”). Hemis may, but shall not have the obligation to request the Direction General of Mines, for the issuance of certificates of legal effect and compliance of obligations in reference to the Concessions, for which the Concessionaires expressly provide their authorization to Hemis.

During the Prior Stage or its extension, Hemis shall be entitled to terminate this agreement in advance by means of a notice (the “Notice of Termination”) provided for such purpose to the Concessionaires, pursuant to that which has been set forth in the ninth and twelfth clauses. In the Notice of Termination, Hemis shall not state not prove any reason whatsoever for its decision to terminate this agreement. Once the Notice of Termination has been delivered, this agreement shall have absolutely no effect, as if it never had been executed and both parties shall be released from all obligations and liabilities.

SECOND. UNILATERAL PROMISE AND OPTION.

The Concessionaires commit to transfer a 67.5% (sixty seven point five percent) pro-undivided aliquot portion of the ownership of the Concessions (and the rights resulting thereof) to Hemis and for such purpose, they grant to Hemis an option to acquire said ownership (said right shall be referred to as “the Option” herein), subject to the following rules:

1.

For granting the Option and the other rights which the Concessionaires grant to Hemis hereby, Hemis shall pay to the Concessionaires the following amounts, at the latest within 30 (thirty) calendar days following the Date of Execution:

	a.	To the Careaga Concessionaire: US$5,000 (five thousand dollars legal tender of the United States of America).

	b.	To the Burgos Concessionaire: US$5,000 (five thousand dollars legal tender of the United States of America).

	c.	To the Quirós Concessionaire: US$5,000 (five thousand dollars legal tender of the United States of America).
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2.

The Option shall have a duration of 548 (five hundred forty eight) calendar days (the “Term of the Option”) as of January 23 (twenty three), 2006 (two thousand and six), extendable by agreement of the parties, in order to enable Hemis to obtain a favorable resolution to its environmental impact statement, the authorization for the change of land use or destination and any other authorization or permit required in order to perform the activities set forth in numeral 1 (one) of the third clause.

3.

The Option is unilateral, because it commits the Concessionaires to transfer the ownership of a 67.5% (sixty seven point five percent) pro-undivided aliquot portion of the Concessions to Hemis, but does not commit Hemis to acquire it.

4.	The Option is and shall be irrevocable during the Term of the Option.

5.

The Option is exclusive because it is granted solely to Hemis and because during the Term of the Option, no other option or rights shall be granted over any of the Concessions or any other of the Lots in favor or to the benefit of any third parties whatsoever.

6.

During the Term of the Option, Hemis, at its entire and free discretion, may or nor exercise the Option, without any need to explain or justify its decision, and without any further liabilities and obligations that those agreed to herein.

7.	If Hemis decides to exercise the Option, it shall exercise it pursuant to the following stipulations:

(a) Acquisition of 67.5%.

If during the 548 (five hundred forty eight) calendar days set forth in numeral 2 (two) of this second clause or its extension, Hemis, exercising the exploration rights conferred to it pursuant to the third clause, decides to make and makes Exploration Expenses for no less than US$200,000 (two hundred thousand dollars legal tender of the United States of America) (the “Exploration Expenses”), or their equivalent in Mexican Legal Tender at the official rate of exchange on the date on which the respective expenses are incurred, less the amounts stated in the last paragraph of this subsection (a) and the mining rights referred to in the first paragraph of numeral 8 (eight) of this second clause, it shall be deemed that Hemis has chosen to acquire and that automatically a 33.75% (thirty three point seventy five percent) of the ownership of the

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El Tigre Concession has been acquired from each of the Concessionaires and 67.5% (sixty seven point five percent) of the ownership of the Porvenir Concession has been acquired from Concessionaire Quirós, so that Hemis shall be the holder of a total of 67.5% (sixty seven point five percent) of the El Tigre Concession and a total of 67.5% (sixty seven point five percent) of the Porvenir Concession, and therefore, Hemis and the Concessionaires shall be co-owners or joint owners of the Concessions, as follows:

El Tigre Concession:

Careaga Concessionaire:	16.25%
Burgos Concessionaire:	16.25%
Hemis:	67.5%
Total:	100%

Porvenir Concession:

Quirós Concessionaire:	32.5%
Hemis:	67.5%
Total:	100%

For the purposes hereof, the term “Exploration Expenses” shall refer to all costs and expenses incurred or made by Hemis (i) for drilling activities in any of the Lots, in order to determine if there are or not, economically exploitable mineral substances therein; (ii) in geophysical, chemical and geological assessments related to any of the Lots; (iii) for assays and metallurgical assays of samples obtained in any of the Lots; (iv) to quantify the reserves of exploitable mineral substances in any of the Lots, all of that which is specified in this paragraph, considering the Lots as a mining unit and not each Lot separately.

At the latest within a 30 (thirty) calendar day term following the Date of Execution, Hemis shall reimburse Concessionaire Burgos $10,600 Pesos (ten thousand six hundred pesos Mexican legal tender) for expenses incurred by her directly or indirectly related to the El Tigre Concession, prior to the execution hereof and said amount shall be delivered and taken on the account for the US$200,000 (two hundred thousand dollars, legal tender of the United States of America) and as of the moment of

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said reimbursement, for all the purposes hereof, all Concessionaires shall deem said amount as Exploration Expenses.

(b) Formalization. Final Agreements.

If Hemis exercises the Option pursuant to what has been stipulated in subsection (a) of this numeral 7, the respective percentage of ownership of the Concessions shall be deemed transferred to Hemis just by the mere effect of having made the Exploration Expenses, without there being any need to provide a notice regarding the exercise of the Option, and within a 5 (five) calendar day term following the day on which Hemis requests it in writing, the Concessionaires and the Quirós and Burgos Spouses shall execute and deliver to Hemis the agreement or agreements (the “Final Agreement” in singular or in plural, as the case may be), due to which the transfer of the respective ownership percentages of the Concessions shall be transferred to Hemis and they shall ratify their signatures and acknowledge the content of the Final Agreements before the notary public selected by Hemis.

(c) Content of the Final Agreements.

In each Final Agreement, the following shall be agreed:

c. 1.

The Final Agreements shall formalize the transfer of the 67.5% (sixty seven point five percent) pro-undivided aliquot portions of the ownership of the Concessions in favor of Hemis or whomever it may designate.

c. 2.	The Concessionaires shall transfer to Hemis said pro-undivided aliquot portions, the Concessions being free and clear of liens.

c. 3.

The Concessionaires shall respond for the warranty of title and right of possession or for hidden or obvious defects of the pro-undivided aliquot portions transferred, without any limitations whatsoever.

c. 4.	Each part shall pay its corresponding taxes resulting hereof and in a given case, from the Final Agreement, pursuant to the applicable laws.

c. 5.	It shall be agreed that the expenses for the formalization of the Final Agreement before the notary public and in regard to its registration in the Public Mining Registry shall be borne by Hemis,
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without any right to be reimbursed, compensated therefor, or said expenses to be prorated.

c. 6.

In the Final Agreement it shall also be agreed that the Concessionaires, at all times and for their own expense, without having the right to be reimbursed, compensated or indemnified therefor, shall defend Hemis, its successors and assigns, against any party alleging better rights on or in relation to the ownership of the Concessions or on or in relation to the rights resulting thereof.

c. 7.

In the Final Agreement it shall also be agreed that the Concessionaires shall hold Hemis free and exempt from any demands, claims, accusations, complaints procedures, lawsuits, sanctions, fines, liabilities, orders to close or suspend activities, resolutions and sentences directly or indirectly related to the actual or alleged failure to comply with the Concessionaires’ obligations (and those of the Concessionaires’ contractors and the contractors’ subcontractors, or any other person who may have performed works in the Lots prior to the Date of Execution), as set forth in the laws, regulations, official Mexican norms and other ordainments related to ecological balance and environmental protection, health, explosives, land use and other matters directly or indirectly related to the activities performed by the Concessionaires (and those of the Concessionaires’ contractors and the contractors’ subcontractors, or any other person who may have performed works in the Lots prior to the Date of Execution) on the Lots; and shall indemnify Hemis for any damages and shall compensate Hemis for damages suffered directly or indirectly related to the failure to comply with any of said obligations; and shall reimburse Hemis all fees and costs and procedural expenses incurred by it to defend itself from said demands, complaints, accusations, claims, proceedings, lawsuits, sanctions, fines, liabilities, resolutions and sentences.

Hemis assumes the same responsibility as regards the Concessionaires, for acts or works performed by it in the Lots during the Term of the Option, if this agreement were to be terminated in advance or rescinded due to any cause.

c. 8.

The Concessionaires shall keep Hemis free and exempt from demands, accusations, complaints, claims, proceedings, lawsuits, sanctions, liabilities, orders to close or to suspend activities, fines and sentences directly or indirectly related to workers and

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personnel used by the Concessionaires for the execution of works in the Lots and directly or indirectly related to workers and personnel used by their contractors (and subcontractors thereof or any other person engaged in works in the Lots, prior to the Date of Execution) for the execution of works in the Lots, which, by way of illustration, but not by way of limitation, include obligations related to the respective labor benefits, the Mexican Social Security Institute, the Institute for the National Workers’ Housing Fund, retirement savings funds and withholding or payment of any type of taxes generated due to said labor relations; they shall indemnify Hemis for damages and shall compensate it for losses suffered by Hemis directly or indirectly related to the failure to comply any of such obligations; and shall reimburse Hemis for fees and procedural costs and expenses incurred by it to defend itself from said demands, complaints, accusations, claims, proceedings, lawsuits, sanctions, fines, liabilities, orders for closing or suspending activities, fines and sentences.

Hemis assumes the same responsibility as regards the Concessionaires, for acts or works performed by it in the Lots during the Term of the Option, if this agreement were to be terminated in advance or rescinded due to any cause.

Due to no reason and under no circumstance shall Hemis be deemed substituting, nor shall it substitute any of the Concessionaires (nor the contractors of any of the Concessionaires, nor the subcontractors of said contractors, nor any other person engaged in works in the Lots, prior to the Date of Execution) as employer in their labor relations with the personnel or workers referred to in the first paragraph of this subsection (c.8), and shall neither be deemed assuming the compliance of any of said obligations by any other concept or means.

c. 9.

In the Final Agreements, the Concessionaires shall transfer to Hemis any agreements, covenants, or rights of any other nature which any of the Concessionaires were to have in relation to the use, occupancy, exploitation, transit and access to the surface land on which the Lots are located, as well as all licenses, consents, permissions, permits or authorizations which any of the Concessionaires may have obtained directly or indirectly in relation to the Lots, inasmuch as these are transferable or assignable, in the understanding that all of this shall be deemed sufficiently paid and

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compensated to the Concessionaires through the Exploration Expenses incurred by Hemis, without there being any need or obligation for Hemis to pay to Concessionaire Careaga or Concessionaire Burgos or Concessionaire Quirós or to the Quirós or Burgos Spouses or any other person, any additional consideration or amount.

c. 10.

The Final Agreement shall contain the additional stipulations normally contained in the final agreements for the transfer of pro- undivided aliquot portions of the ownership of mining concessions, pursuant to the Mexican laws, but none of these shall be incompatible or contrary to those object of this preliminary agreement. If due to any reason, the parties do not agree on said additional stipulations, the Final Agreement shall be executed with the minimum stipulations referred to in this subsection (c) and with the other relevant stipulations of this first clause.

8.

Hemis shall pay mining rights (and their accessories) caused and unpaid for the El Tigre Concession to the Date of Execution, which shall approximately amount to $52,000 pesos (fifty two thousand pesos Mexican legal tender). The Concessionaires agree that Hemis shall pay those mining rights (and their accessories) on account for the US$200,000 (two hundred thousand dollars legal tender of the United States of America) referred to in subsection (a) of numeral 7 (seven) of the second clause of this agreement and which as of the time they are paid shall be deemed Exploration Expenses for all the purposes hereof.

Hemis shall also pay mining rights for the El Tigre and the Porvenir Concessions as of the first semester of 2006 (two thousand and six) and during the Term of the Option, it shall make the minimum investments required in order to maintain the El Tigre and the Porvenir Concessions in force, and shall timely submit the respective evidence reports and shall execute any other acts or actions for the same purpose of maintaining the El Tigre and the Porvenir Concessions in force, Hemis may group the Concessions in order to prove works performed and submit statistic, technical and accounting reports.

If Hemis does not exercise the Option or if this agreement is rescinded or terminated due to any other reason, Hemis shall pay the mining rights caused for the El Tigre and the Porvenir Concessions, for the semester during which the agreement was rescinded or terminated and shall provide to the Concessionaires, a certified copy of the receipts for the payment of

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said mining rights. In case of the same assumptions of rescission or termination due to any other reason, Hemis shall also provide to the Concessionaires certified copies of the vouchers for the investments made by Hemis during the time in which this agreement was effective.

Hemis shall provide to the Concessionaires certified copies of the receipts of payment of the mining rights and the reports evidencing the works referred to in the foregoing paragraph, at the written request of the Concessionaires.

9.	No Exercise of the Option.

If Hemis, not having exercised its right of terminating this agreement during the Prior Stage or during its extension, does not incur Exploration Expenses before the 548 (five hundred forty eight) calendar day period set forth in numeral 2 (two) of the second clause or its extension has elapsed, it shall be deemed that Hemis has elected not to exercise the Option and this agreement shall be deemed automatically terminated on the day following the last day of the 548 (five hundred forty eight) calendar day period of reference or its extension. In said case, the Concessionaires and Hemis shall be absolutely released from the liabilities and obligations resulting hereof, but without prejudice of Hemis’ obligation to proceed as set forth in numeral 8 (eight) of this second clause.

10.

In no case shall Hemis have the obligation to explain or justify to the Concessionaires, the Quirós and Burgos Spouses or to any other person, why it decided not to exercise the Option and said failure to exercise the Option by Hemis shall not give the Concessionaires, nor the Quirós and Burgos Spouses, nor any other person, the right to any other action for damages or losses (or damages and losses) and of no other nature against Hemis or against the person or entity directly or indirectly related to Hemis.

11.	Additional Rules Regarding Exploration Expenses.

A written notice provided by Hemis to the Concessionaires, together with (i) a certificate of one of Hemis’ main officers, certifying that the amount for Exploration Expenses has been disbursed; and (ii) a reasonable itemized list of said Exploration Expenses shall constitute certifying evidence that these have been incurred, unless any of the Concessionaires delivers to Hemis a written notice questioning the accuracy of said list within a 15 (fifteen) calendar day period following the reception thereof by

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the Concessionaires. The certificate, the notice, and the itemized list of Exploration Expenses shall be delivered by Hemis to the Concessionaires during a 15 (fifteen) calendar day term following the expiry of the Term of the Option. In case any of the Concessionaires delivers a notice through which it questions the accuracy of said certificate, the matter shall be remitted to Hemis’ external auditor (the “Auditor”, for its final determination. If Hemis’ auditor determines that Hemis has not incurred the corresponding Exploration Expenses, Hemis shall not lose any of the rights it has hereunder, and the Option shall not expire if Hemis, within a

30 (thirty) calendar term as of the reception of the Auditor’s determination, pays to the Concessionaires one hundred percent of the sum that was not paid for the Exploration Expenses that should have been expended, or, at Hemis’ choice, it realizes the sum of the Exploration Expenses that had not been made in accordance with the Auditor.

THIRD. EXCLUSIVE AND IRREVOCABLE RIGHT FOR THE EXPLORATION OF THE LOTS AND RELATED ISSUES.

1.

The Concessionaires shall grant Hemis the exclusive and irrevocable right to drill in any of the Lots in order to determine if there are or aren’t economically exploitable mineral substances, Hemis shall be entitled to exercise this right during the Term of the Option. For the purpose of said drilling activities, the Lots shall be considered a unit and the site in which Hemis shall drill, the number, depth and spacing between bore holes, as well as the drilling methods shall be at Hemis’ exclusive discretion and opinion.

2.

The sums paid by Hemis to the Concessionaires pursuant to that which has been set forth in numeral 1 (one) of the second clause and other sections hereof, as well as the sum of the Exploration Expenses paid by Hemis shall be deemed paid and expended also in exchange for the rights mentioned in the foregoing numeral of this clause and others which the Concessionaires grant to Hemis hereunder.

3.	Hereby, the Concessionaires irrevocably grant to Hemis all the consents, permissions, permits and authorizations that may be necessary so that:

(a)

Hemis may obtain the approval of the environmental impact statement that may be required in a given case and all licenses, permits, or authorizations which the competent authorities must provide or confer pursuant to the Ecological Balance and

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Environmental Protection Law, its applicable regulations and the official Mexican norms regarding these matters, so that Hemis may lawfully perform its activities in the Lots.

(b)

Hemis may request and obtain all other permits, licenses, concessions or authorizations of any nature pursuant to the applicable laws and regulations regarding land use, sanitation or health, explosives, water, labor and social provision and others which Hemis may require in order to lawfully perform its activities in the Lots.

(c)

The issues agreed on under this numeral 3 (three) may be deemed the consent, permission, approval, permit, or authorization of the Concessionaires for all ends or purposes specified above, so that no additional or different consent, permission, approval, permit, or authorization is required from the Concessionaires or the Quirós and Burgos Spouses.

4.

Hemis may exclusively plan, execute, develop, control and supervise all the mining works it is entitled to execute hereunder and the Mining Law and its Regulation, excluding the Concessionaires or any other person. All decisions related to the exploration of the Lots, including those related to the methods, procedures and equipment to be used, and related to the exercise of all other rights which Hemis acquires hereby, shall be Hemis’ exclusive concern and competence, excluding the Concessionaires and any other person.

5.

During the Term of the Option, the Concessionaires shall have the following additional obligations: (i) they shall refrain from hampering or preventing by any means, the exercise of the rights and compliance of the obligations that Hemis acquires and assumes hereunder; (ii) in case it were necessary or if Hemis were to request it, they shall sign in due time, the reports evidencing mining works in the Lots, without prejudice of Hemis’ right to sign and to directly submit them; (iii) shall refrain from assigning or promising to assign or any other way of transferring to a third party or parties, the title or any other right resulting from or related to any of the Concessions, unless they do so, strictly adhering hereto, to Hemis’ assignee or assignees; (iv) they shall refrain from constituting Liens or to allow Liens be constituted or levied on any of the Concessions or on any of the rights resulting thereof, or any of the Lots and they shall also refrain from granting any of the Concessions or rights resulting thereof, or any of the lots as security; (v) they shall refrain from abandoning part or all of the land covered by any of the Concessions, to relinquish any of the

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Concessions, to request the reduction of the area of any of the Lots or in any other way or through any other means, to waive the rights or privileges related to any of the Concessions or any of the Lots, unless they do so with Hemis’ express, prior and written consent; (vi) they shall diligently notify Hemis, within the legal term to provide an answer or to appear, of any notices, summons, court orders, demands, liquidations, official letters and any other type of communication respectively from authorities or private parties related in any way to any of the Concessions, or any of the Lots or this agreement; (vii) they shall diligently cooperate with Hemis with respect to any actions it should or wishes to take or execute in relation to the acts referred to in the immediately foregoing subsection of this numeral 5 (five); (viii) they shall diligently cooperate with Hemis with respect to any actions it should or wishes to take in order to timely exercise and comply with the rights and obligations it acquires hereunder; (ix) when the acts referred to in subsection (vi) (six) of this numeral 5 (five) have been initiated or executed due to acts or omissions of any of the Concessionaires or any person who acts or acted in representation or by instructions of any of the Concessionaires, the Concessionaires shall maintain Hemis free and exempt from any liabilities and obligations directly or indirectly related thereto; they shall indemnify Hemis for damages and shall compensate the losses incurred by Hemis directly or indirectly in relation to said acts or omissions and their prosecution or consequences; and shall reimburse Hemis for the fees and costs and procedural expenses the latter may have paid to defend itself from such acts or omissions.

6.

Hemis shall satisfy the obligations resulting from the laws, regulations and official Mexican norms applicable to ecological balance and environmental protection for the works to be performed by it during the term hereof; it shall not be held liable for any infringement of said laws, regulations and official Mexican norms that have occurred prior to the Date of Execution and after the termination or rescission hereof or for the violations not attributable to it for any reason. Hemis shall be liable for infringements attributable to Hemis.

7.

Hemis shall have the exclusive liability and obligations resulting from the labor relations with its workers or for the relation with any person providing his services as contractor or in any other capacity, releasing the Concessionaires of any liability with respect to said relations.

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FOURTH. HEMIS’ OBLIGATIONS DURING THE TERM HEREOF.

During the Term of the Option, Hemis shall have an shall comply with the following obligations:

1.

It shall maintain the Lots free, clear and exempt of any burdens, charges and liens resulting from the operations performed by Hemis hereunder and shall diligently proceed to contest or release any charge that may be registered;

2.

It shall allow the Concessionaires or its representatives duly authorized in writing, at their exclusive risk and for their exclusive cost, to have access to the Lots at all reasonable times and to all records and reports, if any, which Hemis may prepare in relation to the works executed in or with respect to the Lots;

3.

It shall execute all of its works in or related to the Lots in a careful manner, pursuant to mining standards and subject to all applicable federal, state and local laws, rules, orders and regulations and Hemis shall indemnify and maintain the Concessionaires free and exempt of any claims, lawsuits, demands, losses and expenses, including those related to environmental issues, but without limitation, filed against the Concessionaires as a result of the works performed by Hemis or as a result of any action or thing executed or omitted (that should have been executed) by Hemis in or in relation to the Lots;

4.

It shall maintain the Lots current as regards the compliance of the obligations set forth by the Mining Law and its Regulation and shall take any other actions related with the compliance of this obligation;

5.

If Hemis were not to sign the reports evidencing works and mining activities performed by Hemis in any of the Lots, it shall send or deliver them to the Concessionaires, so that the latter may sign them;

6.

Within a 20 (twenty) calendar day term following the end of each calendar month, Hemis shall send or deliver to the Concessionaires, a report for the drilling activities performed during the immediately prior month, stating the meters that have been drilled and the grades or the ores found during such drilling activities.

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FIFTH. CLAIMS AGAINST HEMIS.

If the Concessionaires consider that Hemis has not complied any of its obligations it acquires hereunder, the Concessionaires shall notify Hemis in writing, informing it that it has 30 (thirty) calendar days to start curing the noncompliance or to demonstrate to the Concessionaires that it has not failed to comply, after which period, in case the noncompliance has not been or begun to be cured, or if Hemis had not proven to the Concessionaires that it did not fail to comply, the Option and this agreement shall be deemed automatically terminated and without any legal effect, without further liability for Hemis that those set forth in numeral 8 (eight) of the second clause. The notice of noncompliance shall be sufficiently circumstantiated so that Hemis may be able to take the applicable corrective measures, according to the nature of the alleged noncompliance.

The Concessionaires may not demand, take or petition for any other legal measure against Hemis without previously proceeding as set forth in the foregoing paragraph. As of now, the parties agree that the Concessionaires shall have to exhaust the mechanism set forth in the foregoing paragraph, so that for all legal effects, this fact may be deemed a necessary prerequisite for any action or any other type of measure or legal petition attempted or filed by the Concessionaires against Hemis to be lawful.

SIXTH. AREA OF INTEREST.

1.

If during the Term of the Option, the Concessionaires or any of them, by any title, acquires any mining concession, any mining rights, any underground water extraction and exploitation rights, or any right for the exploitation of surface water or rights to use or of access (or both) to surface land (all of these concessions and all those rights, hereinafter, shall be referred to as “the Additional Rights”) with respect to mining lots or water sources fully or partly located within a 5 (five) kilometer area, as of the outside bounds of any of the Lots, they shall inform Hemis thereof in writing within a 15 (fifteen) calendar day term following the date on which said fact occurs, delivering or sending simultaneously, the entire information related to these Additional Rights.

2.

Hemis shall have a 30 (thirty) calendar day term as of the date on which Hemis’ reception of the information related to the Additional Rights referred to in the foregoing numeral, produces legal effects, so it may decide whether or not it wishes that the Additional Rights (or part thereof) automatically become part of this agreement and, therefore, to be

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understood as subject to the Option and the remaining stipulations thereof.

3.

Hemis shall not pay any of the Concessionaires or any other person, any additional sum whatsoever, nor comply any additional obligation whatsoever or other than those expressly agreed herein, if it decides that the Additional Rights (or part thereof) should be subject to this agreement, but Hemis shall reimburse the Concessionaires for the amounts these have certifyingly paid to acquire the Additional Rights (or the portion thereof subject to the Option and this agreement through Hemis’ decision), against a duly filled out invoice for all tax purpose, delivered to Hemis by the Concessionaires.

SEVENTH. ACTS OF GOD OR CASE OF FORCE MAJEURE.

The term to comply the obligations acquired by Hemis pursuant to this agreement, the Term of the Option and the duration hereof, shall be and shall be kept suspended for the entire duration of any act of God or case of force majeure, without it being understood that due to this reason, Hemis has failed to comply said obligations, or that it has decided not to exercise the Option, or that its has breached this agreement. For the purposes of this subsection, the following, by way of illustration, constitute, respectively, acts of God or cases of force majeure: strikes, blockades, closing or obstacles on roads, lockouts, taking over of facilities, offices, or other properties belonging to Hemis or its contractors or their subcontractors; protests, demonstrations, or any other types of actions by environmentalist groups or persons, or non governmental organizations or Indian or ethnic groups or persons; expropriations, confiscation or take over of properties ordered and executed by any governmental authority of any level or jurisdiction; laws, regulations, decrees, orders to suspend activities or closing or any other types of governmental acts; sentences; delays or inability to obtain any license, permit, permission, authorization, consent, right of access or way; prohibition to export ores decreed by the Mexican government, decree of ruinous taxes or contributions or non- tariff measures that may make the export of ores non-profitable, at the exclusive opinion of Hemis; insurmountable inability or difficulty, at Hemis’ entire opinion, to enter or exit any of the surface lands where the Lots are located, and other events of a similar or analogous nature. The term for the compliance of the obligations acquired by Hemis hereunder, the Term of the Option and the term hereof can be automatically extended for an equal period of time as that of the cause for the suspension stipulated herein, without detriment of Hemis’ right to terminate it in advance. No act of God or case of force majeure shall exempt Hemis from its obligation to pay the mining right

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for the Concessions, all of it during the Term of the Option, unless one or some of these obligations can not be complied because said rights can not or have not been received by the banks, authorities, institutions or agencies that should receive them, or because it was impossible to pay them due to some cause, reason, or circumstance not attributable to Hemis.

Hemis shall not have the obligation to negotiate or to deal with persons, groups, organizations or authorities that cause the events set forth in this clause, nor the obligation to challenge the acts of state or government or authority which also constitute the act of force majeure, pursuant to this clause.

EIGHTH. ASSIGNMENT OF RIGHTS AND OBLIGATIONS AND FURNISHING A GUARANTY.

1.

As of now, the Concessionaires irrevocably authorize Hemis to assign some or all its rights and obligations resulting hereof, without there being any need for an additional covenant or consent, without any further obligation for Hemis than to inform the Concessionaires, within a 30 (thirty) calendar day term following the date on which the assignment has taken place, of (i) the name or corporate name of the assignee; (ii) the date of the assignment; (iii) the business address of the assignee; and (iv) the name of the assignee’s representatives with which the Concessionaires shall deal regarding everything related to said assignment. The assignment referred to in this subsection, shall fully (in case of a total assignment) or partly (in case of a partial assignment) release Hemis from the obligations it assumes hereunder.

2.	The Concessionaires shall only assign some or all their rights and obligations resulting hereunder, if they have Hemis’ prior, express, written authorization.

3.

Hemis may provide this agreement and the rights resulting thereof, as guaranty and for such purpose, no additional consent or permission shall be required from the Concessionaires or the Quirós or Burgos Spouses, or from any other person.

NINTH. TERMINATION.

1.

The Option and this agreement shall be deemed automatically terminated, once any of the following hypothesis have been put into effect: (i) the effects produced by a notice of nor exercising the Option or advance

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termination hereof, delivered or sent by Hemis to the Concessionaires to the addresses set forth by these in the twelfth clause; (ii) by putting into effect the hypothesis of termination set forth in numeral 9 (nine) of the second clause hereof; and (iii) at the formalization of the Final Agreement (in which case, only the provisions hereof which commit the parties to indemnify and compensate each other and others imposing obligations to the parties, pending compliance at the time of said formalization).

2.

Within a 180 (one hundred and eighty) calendar day term following the date of termination of the Option and this agreement by putting into effect of any of the hypothesis set forth in subsections (i) (one) and (ii) two of the foregoing numeral of this clause, Hemis shall withdraw all its facilities, machinery, equipment, and other properties owned by Hemis and whomever has worked for it that were still in the Lots, with the exception of those facilities that should remain thereon pursuant to the Mining Law and its Regulation. The property not withdrawn by Hemis from the Lots within the term set forth herein, shall become property of the Concessionaires, which shall not have to pay these to Hemis, unless Hemis had been unable to remove them due to acts of God or an event of force majeure or due to acts or omissions attributable to any of the Concessionaires or persons acting for or by instructions of any of the Concessionaires.

TENTH. CONFIDENTIALITY.

The parties shall maintain the contents and the execution hereof in absolute confidentiality and shall cause their shareholders, directors, officers, legal representatives, employees and other persons related thereto, maintain it in strict confidentiality, unless they have to disclose it (i) to stock exchange, tax, administrative or judicial authorities or officials, pursuant to the law; (ii) to banks or other financial entities interested in financing the exploration works and other works Hemis is entitled to perform hereunder; (iii) to third parties in good faith, interested in acquiring Hemis’ rights and obligations resulting hereunder; (iv) the general public pursuant to the laws and regulations that govern the placement or sale of shares or securities in Mexican of foreign securities markets; and (v) accountants and consultants of the parties, subject to that which has been agreed to in this clause.

ELEVENTH. MARITAL CONSENT.

At Hemis’ express request in this sense, the Quirós and Burgos Spouses, respectively grant their irrevocable and unconditional consent and

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authorization to the Burgos and Quirós Concessionaires, (i) so that they may bind themselves hereunder; (ii) so that they may bind themselves pursuant to the terms of the Final Agreement; (iii) so that, together with Hemis, they may modify as many times as they deem convenient, this agreement, as well as the Final Agreement, without there being any need for the Burgos and Quirós Concessionaires to have a different or new consent or authorization, respectively from the Quirós and Burgos Spouses.

TWELFTH. DOMICILES FOR NOTICES, COMMUNICATIONS AND NOTIFICATIONS.

All notices, notifications or communications that are or should be given in relation to this agreement, shall be delivered, made or sent in writing, to the following domiciles:

1.	If to the Careaga Concessionaire:

Callejón 5 de Mayo 25
Entre Pedro Moreno y Ejido
Villa de Seris
Hermosillo, Sonora 83290

2.	If to the Quirós Concessionaire:

Sierra Murrieta 115
Colonia Loma Linda
Hermosillo, Sonora 83150

3.	If to the Burgos Concessionaire:

Sierra Murrieta 140
Colonia Loma Linda
Hermosillo, Sonora 83150

4.	If to Hemis:

Bulevar Miguel Hidalgo 64
Colonia Centenario
Hermosillo, Sonora 83260

Attention: Eduardo Robles Elías

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Unless this agreement states anything to the contrary, notices and communications shall be deemed effective on the business day immediately following that in which they have been certifyingly received at the respective domiciles set forth above, notwithstanding if they are actually and effectively received by the addressee. In case mail were used, the notices and communications shall always be sent by certified mail, return receipt requested.

Notices, notifications or communications may be delivered or made to whomever they are addressed, at any place in which the addressee or his attorney in fact or representative with sufficient legal capacity is located, although it may not be the domicile set forth in this clause and notices, notifications, or communications thus delivered shall have the same value as if delivered at the domicile set forth in this clause.

Judicial summons shall be served at the place and shall be deemed effective when and where and under the conditions set forth in the law.

While the parties do not establish domiciles other than those set forth in this clause, notices, notifications and communications given, made or sent by them respectively to the domiciles set forth in this clause, shall take full effect, although effectively and actually they may no longer have the domiciles set forth herein. Notices of change of domicile shall become effective as of the fifteenth calendar day following the date on which they come into effect pursuant to this clause. Any new domicile set forth for the purposes of this clause shall be located in the State of Sonora and shall be precise as regards the street, street number, letter or number of apartment or suite (in a given case), city area or urban development, city and zip code.

THIRTEENTH. OTHER STIPULATIONS.

1.	Whenever this agreement refers to business or holidays, it shall be understood that it refers to those days deemed as such by the Mexican Federal Labor Law.

2.

This agreement substitutes, cancels, supersedes, and annuls any other covenants, letters of agreement, contracts, letters of intent, proposals and agreements of any other nature, which, in a given case, have been entered into by the parties or sent or delivered to any of the parties in relation to the subject hereof, on a date prior to the Date of Execution.

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3.

All the obligations and commitments assumed by the parties are exclusively contained and comprised in this agreement. There are no verbal agreements or understandings prior or contemporary to the execution hereof that bind the parties in any way whatsoever.

4.	No modification, reform or addition hereto shall be binding or enforceable coactively if it has not been set forth in writing and if it is not executed by both parties.

5.

The sole purpose of the titles or headings used in this agreement is to facilitate reading it, but do not determine, affect, restrict or extend the scope of the tights and obligations resulting from this meeting of the wills.

FOURTEENTH. CONTROVERSIES OR DIFFERENCES AND APPLICABLE LAW.

1.

The parties subject to the jurisdiction and competence of the courts of Hermosillo, Sonora, so that these may know and resolve on any legal action, measure or petition whose direct or indirect cause is this agreement, including those related to its existence, validity, interpretation and compliance, and clearly, expressly and precisely waive the jurisdiction and competence of other judges or courts that could correspond to them due to their domiciles, main place of business, minimum or preponderant contacts, territory, or any other present or future reason, causes, or circumstances.

2.

Mexican law shall govern all disputes that may arise in relation to the existence, validity, interpretation and compliance hereof and the parties’ obligations and responsibilities, including its compulsory enforcement, with the exception of the norms of said law that subject this agreement to the jurisdiction and competence of courts other than those specified in the immediate foregoing numeral.

After having been informed of the legal scope and content hereof, the parties execute this agreement in full consent and make it binding upon the parties in all legal respects, in five counterparts, each of which shall be deemed an original and shall have the same value and force, in Hermosillo, Sonora, on December 31st (thirty first), 2005 (two thousand and five).

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Loreto Careaga Galaz Widow Rascón,
as owner of 50% of the El Tigre Lot

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Rosa María Burgos Robles,
as owner of 50% of the El Tigre Lot and
to give her unconditional and irrevocable consent to José Quirós Soto

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José Quiroz Soto,
As owner of 100% of the Porvenir Lot and
to give his unconditional and irrevocable consent to Rosa María Burgos Robles

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Hemis Gold S.A. de C.V.,
represented by Eduardo Robles Elías

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